                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                _______________________________________________


                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  August 22, 1994


                           LDDS COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)


     Georgia                         0-11258                     58-1521612
  (State or Other                (Commission File             (I.R.S. Employer
  Jurisdiction of                    Number)                  Identification
  Incorporation)                                                  Number)


                             515 East Amite Street
                              Jackson, Mississippi
                    (Address of Principal Executive Office)


Registrant's telephone number, including area code:  (601) 360-8600





                               Page 1 of 3 pages

ITEM 5.  OTHER EVENTS.

                 LDDS Communications, Inc., ("LDDS") has entered into a definitive agreement, dated as of August 22, 1994, with The Williams Companies, Inc. ("Williams"), for the acquisition from a subsidiary of Williams of all of the issued and outstanding capital stock of Williams Telecommunications Group, Inc. ("WTG") for $2.5 billion in cash.

                 WTG owns WilTel Network Services, which operates one of only four national digital telecommunications networks in the United States.

                 Prior to the Closing, WTG will dividend up to a Williams subsidiary WTG businesses that are not related to WilTel Network Services. Completion of the acquisition is subject to, among other things, customary closing conditions, and certain federal and state regulatory approvals.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)     Pro Forma Financial Information.

                 The pro forma financial information required by this item are contained in the financial statements and footnotes thereto listed in the Index on page F-1.

         (b)     Exhibits.

                 None.





                               Page 2 of 3 pages

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 28, 1994


                                      LDDS COMMUNICATIONS, INC.

                                      By:  /s/ Charles T. Cannada
                                           Charles T. Cannada
                                           Treasurer and Chief Financial Officer





                               Page 3 of 3 pages

                         INDEX TO FINANCIAL STATEMENTS

                          Financial Statements                               Page Numbers
                          --------------------                               ------------
LDDS Communications, Inc. - for the nine month period ended
         September 30, 1994 and 1993 and for the fiscal years ended
         December 31, 1993, 1992 and 1991:

         Pro Forma Combining Financial Statements                                  F-2
         Pro Forma Combining Balance Sheet as at
                 September 30, 1994                                                F-3
         Pro Forma Combining Income Statement for the
                 nine months ended September 30, 1994                              F-4
         Pro Forma Combining Income Statement for the
                 nine months ended September 30, 1993                              F-5
         Pro Forma Combining Income Statement for the
                 fiscal years ended December 31, 1993,
                 1992 and 1991                                                     F-6
         Notes to Pro Forma Combining Financial Statements                         F-9

                   PRO FORMA COMBINING FINANCIAL  STATEMENTS


         The following unaudited Pro Forma Combining Balance Sheet as of September 30, 1994 and unaudited Pro Forma Combining Income Statements for the nine months ended September 30, 1994 and 1993, and for the years ended December 31, 1993, 1992 and 1991, illustrate the effect of the proposed issuance of LDDS Common Stock pursuant to an Agreement and Plan of Merger dated as of August 1, 1994 (the "Merger Agreement") by and among LDDS, IDB Communications Group, Inc. ("IDB") and 123 Corp. ("Acquisition Subsidiary"), a wholly-owned subsidiary of LDDS, as if the proposed issuance had occurred at the beginning of the earliest period presented.

         Pursuant to the Merger Agreement, Acquisition Subsidiary would merge with and into IDB in a transaction which would result in the survival of IDB as a wholly-owned subsidiary of LDDS (the "Merger"). As a result of the Merger, each holder of IDB Common Stock will be entitled to receive a certain fraction of a share of LDDS Common Stock based on an average closing trade price of LDDS Common Stock. These pro forma financial statements have been prepared assuming the LDDS Share Value to be equal to or greater than $22.00 resulting in an exchange ratio of 0.450867 (the "Exchange Ratio"). No assurance can be given as to the actual Exchange Ratio that will be utilized in the Merger. The Merger will be accounted for as a pooling of interests.

         The following unaudited Pro Forma Combining Balance Sheet as of September 30, 1994 and the unaudited Pro Forma Combining Income Statements for the nine months ended September 30, 1994 and for the year ended December 31, 1993 also illustrate the effect of LDDS's proposed acquisition of Williams Telecommunications Group, Inc. ("WilTel") for $2.5 billion in cash (the "WilTel Acquisition") and the proposed financing thereof. Pursuant to the terms of the acquisition agreement, LDDS will acquire WilTel for cash payments of $2.5 billion, subject to adjustments. The WilTel Acquisition will be accounted for as a purchase. Completion of the Merger is not a condition to the consummation of the WilTel Acquisition.

         These Pro Forma Combining Financial Statements should be read in conjunction with the historical financial statements of LDDS and IDB and the network services operations of WilTel, the LDDS Adjusted Historical Financial Statements and the IDB Adjusted Historical Financial Statements which are set forth elsewhere herein.

         The Pro Forma Combining Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transactions occurred as of the dates indicated above nor do they purport to indicate results which may be attained in the future.

                      PRO FORMA COMBINING BALANCE SHEET(1)
                            AS OF SEPTEMBER 30, 1994
                                 (IN THOUSANDS)

                                                                                                                         LDDS/IDB
                                                                               LDDS/IDB                                   WilTel
                                       LDDS         IDB       Pro Forma        Pro Forma     WilTel     Pro Forma        Pro Forma
                                    Historical   Historical  Adjustments       Combined    Historical  Adjustments       Combined
                                    -----------  ----------  -----------      -----------  ----------  -----------      -----------
Current assets                      $  437,785   $ 164,823     $     --       $  602,608   $  78,352   $  (11,966)(3)   $  696,724
                                                                                                           27,730 (4)

Property and equipment                 326,107     251,740           --          577,847     760,088           --        1,337,935
Excess cost over net tangible
   assets acquired                   1,955,740     181,177           --        2,136,917      58,929    1,986,241 (5)    4,182,087
Other assets                            62,934      65,438           --          128,372       1,215       45,000 (6)      174,587
                                    -----------  ----------  -----------      -----------  ----------  -----------      -----------
Total assets                        $2,782,566   $ 663,178     $     --       $3,445,744   $ 898,584   $2,047,005       $6,391,333
                                    ===========  ==========  ===========      ===========  ==========  ===========      ===========

Current liabilities                 $  405,992   $ 256,997     $     --       $  662,989   $ 241,888   $  (16,834)(3)   $  888,043
Deferred income taxes                   27,653      20,096           --           47,749      33,475      (33,475)(3)       47,749
Long term debt                         519,171     205,500           --          724,671     344,828     (344,828)(3)    3,369,671
                                                                                                         (123,000)(7)
                                                                                                        2,768,000 (8)

Other liabilities                       89,412      36,979           --          126,391      75,535           --          201,926
Shareholders' investment
   Series 1 preferred stock                109          --           --              109          --           --              109
   Series 2 preferred stock                 20          --           --               20          --           --               20
   Common stock                          1,231         744         (408)(2)        1,567           4           (4)(9)        1,567
   Additional paid-in capital        1,455,326     296,708          408 (2)    1,752,442     168,193     (168,193)(9)    1,752,442
   Retained earnings                   283,652    (153,846)          --          129,806      34,661      (34,661)(9)      129,806
                                    -----------  ----------  -----------      -----------  ----------  -----------      -----------
Total shareholders' investment       1,740,338     143,606           --        1,883,944     202,858     (202,858)       1,883,944
                                    -----------  ----------  -----------      -----------  ----------  -----------      -----------
Total liabilities and shareholders'
   investment                       $2,782,566   $ 663,178     $     --       $3,445,744   $ 898,584   $2,047,005       $6,391,333
                                    ===========  ==========  ===========      ===========  ==========  ===========      ===========

                    PRO FORMA COMBINING INCOME STATEMENT(1)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                       LDDS/IDB
                                           LDDS           IDB         Pro Forma        Pro Forma       WilTel       Pro Forma
                                        Historical   Historical(10)  Adjustments       Combined    Historical(10)  Adjustments
                                        -----------  --------------  -----------      -----------  --------------  -----------
Revenues                                $1,275,536       $ 378,100      $(5,865)(11)  $1,647,771        $656,996     $(55,204)(12)
Operating expenses:
    Cost of sales                          723,672         324,777       (5,865)(11)   1,042,584         324,608      (55,204)(12)
    Selling, general
      and administrative                   227,030          63,925           --          290,955         183,151           --
    Depreciation and
        amortization                        99,612          21,497           --          121,109          61,585       37,242 (13)
    Provision to reduce the carrying                                                                                    5,625 (14)
        values of certain assets                --          35,000           --           35,000              --           --
                                        -----------  --------------  -----------      -----------  --------------  -----------
Operating income (loss)                    225,222         (67,099)          --          158,123          87,652      (42,867)
Other income (expense):
    Interest expense                       (26,279)         (8,019)          --       $  (34,298)        (50,838)      50,838 (15)
                                                                                                                     (139,092)(16)
                                                                                                                        6,753 (17)
    Shareholder litigation settlement           --         (76,000)          --          (76,000)             --           --
    Other                                    5,510          (1,079)          --            4,431            (160)          --
                                        -----------  --------------  -----------      -----------  --------------  -----------
Income (loss) before income taxes          204,453        (152,197)          --           52,256          36,654     (124,368)
Provision for income taxes                  85,786          18,323      (29,640)(18)      74,469          15,038      (48,504)(18)
                                        -----------  --------------  -----------      -----------  --------------  -----------
Net income (loss) from
   continuing operations                   118,667        (170,520)      29,640          (22,213)         21,616      (75,864)
Preferred dividend requirement              20,828              --           --           20,828              --           --
                                        -----------  --------------  -----------      -----------  --------------  -----------
Net income (loss) applicable to
     common shareholders                $   97,839       $(170,520)     $29,640       $  (43,041)       $ 21,616     $(75,864)
                                        ===========  ==============  ===========      ===========  ==============  ===========
Number of shares issued
  and outstanding:
     Primary                               128,467          73,859                       155,374
                                        ===========  ==============                   ===========
     Fully diluted                         132,825          73,859                       155,374
                                        ===========  ==============                   ===========
Earnings (loss) per share(19) :
     Primary                                 $0.76          $(2.31)                       $(0.28)
                                        ===========  ==============                   ===========
     Fully diluted                           $0.76          $(2.31)                       $(0.28)
                                        ===========  ==============                   ===========

                                          LDDS/IDB
                                           WilTel
                                          Pro Forma
                                          Combined
                                         -----------
Revenues                                 $2,249,563
Operating expenses:
    Cost of sales                         1,311,988
    Selling, general
      and administrative                    474,106
    Depreciation and
        amortization                        225,561
    Provision to reduce the carrying
        values of certain assets             35,000
                                         -----------
Operating income (loss)                     202,908
Other income (expense):
    Interest expense                       (166,637)


    Shareholder litigation settlement       (76,000)
    Other                                     4,271
                                         -----------
Income (loss) before income taxes           (35,458)
Provision for income taxes                   41,003
                                         -----------
Net income (loss) from
   continuing operations                    (76,461)
Preferred dividend requirement               20,828
                                         -----------
Net income (loss) applicable to
     common shareholders                 $  (97,289)


Number of shares issued
  and outstanding:
     Primary                                155,374
                                         ===========
     Fully diluted                          155,374
                                         ===========
Earnings (loss) per share(19) :
     Primary                                 $(0.63)
                                         ===========
     Fully diluted                           $(0.63)
                                         ===========

                    PRO FORMA COMBINING INCOME STATEMENT(1)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1993
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                   LDDS/IDB
                                     LDDS           IDB           Pro Forma        Pro Forma
                                  Historical   Historical(10)     Adjustments      Combined
                                  ----------   --------------    ------------      ---------
Revenues                           $752,313         $221,370         $(6,726)(11)  $966,957
Operating expenses:
    Cost of sales                   435,291          148,531          (6,726)(11)   577,096
    Selling, general
      and administrative            138,791           24,144              --        162,935
    Depreciation and
        amortization                 50,212           17,104              --         67,316
                                  ----------   --------------    ------------      ---------
Operating income                    128,019           31,591              --        159,610
Other income (expense):
    Interest expense                (18,338)          (5,846)             --        (24,184)
    Other                             2,711            1,093              --          3,804
                                  ----------   --------------    ------------      ---------
Income before tax                   112,392           26,838              --        139,230
Provision for income taxes           45,439           11,033              --         56,472
                                  ----------   --------------    ------------      ---------
Net income from
   continuing operations             66,953           15,805              --         82,758
Preferred dividend requirement        3,513            1,058              --          4,571
Net income applicable to
     common shareholders           $ 63,440         $ 14,747         $    --       $ 78,187
                                  ==========   ==============    ============      =========

Number of shares issued
  and outstanding:
     Primary                        102,120           53,928                        126,434
                                  ==========   ==============    ============      =========
     Fully diluted                  102,436           60,244                        129,598
                                  ==========   ==============    ============      =========

Earnings per share(19) :
     Primary                          $0.62            $0.27                          $0.62
                                  ==========   ==============    ============      =========
     Fully diluted                    $0.62            $0.25                          $0.60
                                  ==========   ==============    ============      =========

                    PRO FORMA COMBINING INCOME STATEMENT(1)
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                         LDDS            IDB                            LDDS/IDB
                                       Adjusted        Adjusted      Pro Forma          Pro Forma       WilTel       Pro Forma
                                    Historical(20)  Historical(20)  Adjustments         Combined    Historical(10)  Adjustments
                                    --------------  --------------  -----------        -----------  --------------  -----------
Revenues                               $1,570,718        $457,341      $(9,821)(11)    $2,018,238        $663,785    $ (50,283)(12)
Operating expenses:
    Cost of sales                         923,892         336,819       (9,821)(11)     1,250,890         291,478      (50,283)(12)
    Selling, general
      and administrative                  319,421          47,928           --            367,349         203,078           --
    Depreciation and
        amortization                      124,619          29,295           --            153,914          78,884       49,656 (13)
                                                                                                                         7,500 (14)
    Direct merger costs                        --              --           --                 --              --           --
    Streamlining charges                       --           5,920           --              5,920              --           --
                                    --------------  --------------  -----------        -----------  --------------  -----------
Operating income                          202,786          37,379           --            240,165          90,345      (57,156)
Other income (expense):
    Interest expense                      (39,012)         (6,350)          --            (45,362)        (61,058)      61,058 (15)
                                                                                                                      (185,456)(16)
                                                                                                                         9,004 (17)
    Other                                   6,308            (152)          --              6,156           3,627           --
                                    --------------  --------------  -----------        -----------  --------------  -----------
Income before tax                         170,082          30,877           --            200,959          32,914     (172,550)
Provision for income taxes                 77,358          12,350           --             89,708          13,312      (67,295)(18)
                                    --------------  --------------  -----------        -----------  --------------  -----------
Net income from
   continuing operations                   92,724          18,527           --            111,251          19,602     (105,255)
Preferred dividend requirement             27,751           1,232           --             28,983              --           --
                                    --------------  --------------  -----------        -----------  --------------  -----------
Net income applicable to
     common shareholders               $   64,973        $ 17,295      $    --         $   82,268        $ 19,602    $(105,255)
                                    ==============  ==============  ===========        ===========  ==============  ===========

Number of shares issued
  and outstanding:
     Primary                              116,108          65,441                         145,613
                                    ==============  ==============                     ===========
     Fully diluted                        116,374          71,212                         148,481
                                    ==============  ==============                     ===========

Earnings per share(19) :
     Primary                                $0.56           $0.26                           $0.56
                                    ==============  ==============                     ===========
     Fully diluted                          $0.56           $0.26                           $0.55
                                    ==============  ==============                     ===========

                                         LDDS/IDB
                                          WilTel
                                         Pro Forma
                                         Combined
                                        -----------
Revenues                                $2,631,740
Operating expenses:
    Cost of sales                        1,492,085
    Selling, general
      and administrative                   570,427
    Depreciation and
        amortization                       289,954

    Direct merger costs                         --
    Streamlining charges                     5,920
                                        -----------
Operating income                           273,354
Other income (expense):
    Interest expense                      (221,814)


    Other                                    9,783
                                        -----------
Income before tax                           61,323
Provision for income taxes                  35,725
                                        -----------
Net income from
   continuing operations                    25,598
Preferred dividend requirement              28,983
                                        -----------
Net income applicable to
     common shareholders                $   (3,385)
                                        ===========

Number of shares issued
  and outstanding:
     Primary                               140,979
                                        ===========
     Fully diluted                         140,979
                                        ===========

Earnings per share(19) :
     Primary                                $(0.02)
                                        ===========
     Fully diluted                          $(0.02)
                                        ===========

                    PRO FORMA COMBINING INCOME STATEMENT(1)
                      FOR THE YEAR ENDED DECEMBER 31, 1992
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                LDDS/IDB
                                    LDDS          IDB         Pro Forma         Pro Forma
                                 Historical  Historical(10)  Adjustments        Combined
                                 ----------  --------------  -----------        ---------
Revenues                          $800,753        $155,344      $(8,037) (11)   $948,060
Operating expenses:
    Cost of sales                  458,184         102,485       (8,037) (11)    552,632
    Selling, general
      and administrative           170,466          18,889           --          189,355
    Depreciation and
        amortization                53,896          13,094           --           66,990
    Direct merger costs              7,262              --           --            7,262
    Restructuring charges           79,838              --           --           79,838
                                 ----------  --------------  -----------        ---------

Operating income                    31,107          20,876           --           51,983
Other income (expense):
    Interest expense               (23,778)         (6,533)          --          (30,311)
    Other                              856             (15)          --              841
                                 ----------  --------------  -----------        ---------
Income before tax                    8,185          14,328           --           22,513
Provision for income taxes           8,369           5,800           --           14,169
                                 ----------  --------------  -----------        ---------
Net income from
   continuing operations              (184)          8,528           --            8,344
Preferred dividend requirement       2,112              --           --            2,112
                                 ----------  --------------  -----------        ---------
Net income applicable to
     common shareholders          $ (2,296)       $  8,528      $    --         $  6,232
                                 ==========  ==============  ===========        =========

Number of shares issued
  and outstanding:
     Primary                        93,472          35,548                       111,728
                                 ==========  ==============                     =========
     Fully diluted                  93,472          36,162                       112,112
                                 ==========  ==============                     =========

Earnings per share(19) :
     Primary                        $(0.03)          $0.24                         $0.06
                                 ==========  ==============                     =========
     Fully diluted                  $(0.03)          $0.24                         $0.06
                                 ==========  ==============                     =========

                    PRO FORMA COMBINING INCOME STATEMENT(1)
                      FOR THE YEAR ENDED DECEMBER 31, 1991
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                 LDDS/IDB
                                  LDDS            IDB           Pro Forma        Pro Forma
                               Historical    Historical(10)    Adjustments       Combined
                               ----------    --------------    -----------       ---------
Revenues                        $618,056          $104,437        $(3,279)(11)   $719,214
Operating expenses:
    Cost of sales                345,996            66,514         (3,279)(11)    409,231
    Selling, general
      and administrative         145,289            14,688             --         159,977
    Depreciation and
        amortization              43,659            10,150             --          53,809
    Direct merger costs               --                --             --              --
    Restructuring charges             --                --             --              --
                               ----------    --------------    -----------       ---------
Operating income                  83,112            13,085             --          96,197
Other income (expense):
    Interest expense             (22,977)           (8,618)            --         (31,595)
    Other                            865               179             --           1,044
                               ----------    --------------    -----------       ---------
Income before tax                 61,000             4,646             --          65,646
Provision for income taxes        24,243             1,811             --          26,054
                               ----------    --------------    -----------       ---------
Net income from
   continuing operations        $ 36,757          $  2,835        $    --        $ 39,592
                               ==========    ==============    ===========       =========

Number of shares issued
  and outstanding:
     Primary                      90,747            24,976                        102,008
                               ==========    ==============                      =========
     Fully diluted                90,924            25,540                        102,439
                               ==========    ==============                      =========

Earnings per share(19):
     Primary                       $0.41             $0.11                          $0.39
                               ==========    ==============                      =========
     Fully diluted                 $0.40             $0.11                          $0.39
                               ==========    ==============                      =========

               NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS



1. The adjustments to the unaudited Pro Forma Combining Financial Statements do not give effect to direct transaction costs or any resulting restructuring costs associated with the consummation of the Merger. All such costs are estimated to be $50.0 million, which amount includes approximately $10.0 million of direct transaction costs. The pro forma financial data do not give effect to any potential cost savings and synergy's that could result from the Merger or the WilTel Acquisition. The pro forma data are not necessarily indicative of the operating results or financial position that would have occurred had the Merger or the WilTel Acquisition been consummated at the dates indicated, nor necessarily indicative of future operating results or financial position.

2. These adjustments reflect the issuance of approximately 33.4 million shares of LDDS Common Stock in accordance with the assumed Exchange Ratio of 0.450867 shares of LDDS Common Stock for each share of IDB Common Stock outstanding. The actual number of shares of LDDS Common Stock to be issued, pursuant to the Merger, will be based on the number of shares of IDB Common Stock outstanding immediately prior to the consummation of the Merger and the actual Exchange Ratio, based on the LDDS Share Value.

3. These adjustments represent the elimination of certain assets and liabilities of WilTel that LDDS will not acquire as part of the WilTel Acquisition as set forth in the acquisition agreement. The assets and liabilities excluded include cash, tax asset and liability accounts with affiliates, accounts payable to affiliates and amounts due from affiliates, which consist of unsecured payables and receivables of WilTel with Williams.

4. This adjustment reflects an increase to WilTel's working capital to comply with the required working capital amounts as set forth in the WilTel Acquisition agreement. The acquisition agreement provides that upon the date of its acquisition by LDDS, WilTel will have a current ratio equal to the ratio existing at December 31, 1993. At September 30, 1994, this requirement would have necessitated a $27.7 million increase to WilTel's current assets.

5. This adjustment reflects the excess of cost over net tangible assets acquired in the WilTel Acquisition. For purposes of allocating the acquisition costs among the various assets acquired, LDDS has tentatively considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of such acquisition costs being attributed to goodwill. It is LDDS's intention, subsequent to the acquisition, to more fully evaluate the acquired assets and, as a result, the allocation of the acquisition costs among the tangible and intangible assets acquired may change.

6. This adjustment reflects the capitalization of fees incurred to obtain the new credit facilities (see Note 8).

7. This adjustment represents the replacement of the LDDS $123.0 million Senior Notes with a portion of the new credit facilities (see Note 8).

8. This adjustment represents the incremental proceeds to be received under the new credit facilities for the purpose of financing the WilTel Acquisition and its related costs.

9. These adjustments represent the elimination of WilTel's shareholders' investment accounts.

10.      These columns represent the historical results of operations.

11. These adjustments eliminate the revenues and corresponding line costs attributable to the intercompany traffic between LDDS and IDB.

12. These adjustments eliminate the revenues and corresponding line costs attributable to the intercompany traffic between LDDS/IDB pro forma combined operations and WilTel.

13. This adjustment reflects amortization over 40 years of the excess of cost over net tangible assets acquired in the WilTel Acquisition (see
         Note 5).

14. This adjustment reflects the amortization over 6 years of capitalized fees incurred to obtain the new credit facilities (see Note 6).

15. These adjustments represent interest savings to LDDS, as it will not acquire any of WilTel's debt in the WilTel Acquisition (see Note 3).

16. This adjustment represents the recognition of interest expense on the additional borrowings of LDDS to fund the WilTel Acquisition and related costs (see Note 8). The interest expense was calculated at an assumed rate of interest of 6.7%. A change of 1/8% in the assumed rate would affect interest expense by $2.6 million for the nine months ended September 30, 1994 and by $3.5 million for the year ended December 31, 1993.

17. This adjustment reflects the interest savings resulting from the replacement of LDDS' $123.0 million Senior Notes with the new credit facilities (see Note 8).

18. These adjustments represent the tax effect of adjustments due to inclusion of the acquired operations. The tax provisions were calculated at a combined federal and state rate of 39% applied to items impacting taxable income. However, for the nine months ended September 30, 1994, the only item considered to have an impact upon LDDS/IDB Pro Forma Combined taxable income was the $76.0 million shareholder litigation settlement. Because of tax planning strategies, LDDS management believes that presently the shareholder litigation settlement is the only item contributing to IDB's results of operations for the nine months ended September 30, 1994 for which the combined company of LDDS and IDB is more likely than not to realize a tax benefit. After consummation of the Merger, LDDS management will review tax planning strategies in order to identify any additional net operating loss utilization available to the combined company of LDDS and IDB.

19.      Pro forma per share data are calculated using the pro forma net income
         (loss) applicable to the common shareholders divided by the pro forma weighted average common and common equivalent shares outstanding. The pro forma weighted average common and common equivalent shares outstanding includes the LDDS weighted average common and common equivalent shares outstanding plus the Exchange Ratio multiplied by the weighted common and common equivalent shares outstanding of IDB. For periods of pro forma losses, common equivalent shares are not considered in the calculation of pro forma per share data, as their inclusion would be anti dilutive.

20. The LDDS Adjusted Historical Income Statement for the year ended December 31, 1993 includes (1) the effect of LDDS' acquisition in March 1993 of Dial-Net for cash payments of approximately $31.2 million and the issuance of 2.7 million shares of LDDS Common Stock valued at approximately $42.9 million and (2) the effect of LDDS's acquisition in September 1993 of MCC and Resurgens for cash payments of approximately $150.0 million and the issuance of common and preferred stock valued at approximately $1.1 billion. The LDDS Adjusted Historical Income Statement assumes that the Prior Mergers and the Dial-Net acquisition occurred at the beginning of the earliest period presented. See "LDDS Adjusted Historical Financial Statements" which are set forth elsewhere herein.

         The IDB Adjusted Historical Income Statement for the year ended December 31, 1993 includes the effect of IDB's acquisition in September 1993 of TRT Communications, Inc. ("TRT") for cash payments of $1.0 million and the issuance of 10.1 million shares of IDB Common Stock valued at approximately $79.0 million. The IDB Adjusted Historical Income Statement assumes that the TRT acquisition occurred at the beginning of the earliest period presented. See "IDB Adjusted Historical Income Statement" which is set forth elsewhere herein.

         After consummation of the Merger, the financial statements of LDDS as of and for the year ended December 31, 1993, will be restated to reflect the combination of the financial position and results of operations of LDDS and IDB. Such financial statements will report revenues of $1.5 billion, net income available to common shareholders of $112.6 million, primary earnings per share of $0.83 and fully diluted earnings per share of $0.81.

                   LDDS ADJUSTED HISTORICAL INCOME STATEMENT


         The following unaudited LDDS Adjusted Historical Income Statement for the year ended December 31, 1993, illustrates the effect of LDDS's acquisition in March 1993 of Dial-Net, Inc. ("Dial-Net") for cash payments of $31.2 million and the issuance of 2.75 million shares of LDDS Common Stock valued at approximately $42.9 million and the September 15, 1993, three-way merger whereby (i) Metromedia Communications Corporation ("MCC") merged with and into Resurgens Communications Group, Inc. ("Resurgens") and (ii) LDDS Communications, Inc., a Tennessee corporation ("LDDS-TN"), merged with and into Resurgens (the "Prior Mergers") for an aggregate purchase price of $1.2 billion. The LDDS Adjusted Historical Income Statement assumes that the Prior Mergers and the Dial-Net acquisition, all accounted for as purchase transactions, occurred at the beginning of the earliest period presented.

         At the time of the Prior Mergers, the name of Resurgens, the legal survivor, was changed to LDDS Communications, Inc. and the separate corporate existence of LDDS-TN and MCC terminated. For accounting purposes, LDDS-TN is the survivor because the former shareholders of LDDS-TN acquired the majority ownership of LDDS.

         Upon effectiveness of the Prior Mergers, each share of the outstanding Class A Common Stock of LDDS-TN was converted into the right to receive 0.9595 shares of LDDS Common Stock. As a result of the consummation of the Prior Mergers, Metromedia Company, the sole stockholder of MCC, received 2,758,620 shares of the LDDS Common Stock, 10,896,785 shares of LDDS Series 1 $2.25 Cumulative Senior Perpetual Convertible Preferred Stock having a liquidation value of $50 per share and a conversion price of $24.9046875 per share (the "Series 1 Preferred Stock"), warrants to purchase 5,000,400 shares of the LDDS Common Stock, and $150.0 million in cash. The common stock of Resurgens was unchanged in the Prior Mergers.

         This LDDS Adjusted Historical Income Statement should be read in conjunction with the historical financial statements of LDDS, MCC and Resurgens.

         The LDDS Adjusted Historical Income Statement is presented for comparative purposes only and is not intended to be indicative of actual results had the transactions occurred as of the date indicated above nor does it purport to indicate results which may be attained in the future.

                   LDDS ADJUSTED HISTORICAL INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                                        LDDS
                                     LDDS          Dial-Net        Metromedia        Resurgens       Pro Forma        Adjusted
                                  Historical     Historical(1)    Historical(1)    Historical(1)    Adjustments      Historical
                                  -----------    -------------    -------------    -------------    -----------      -----------
Revenues                          $1,144,714          $18,757         $296,967         $115,871       $ (5,591)(2)   $1,570,718
Operating expenses:
    Cost of sales                    657,837           12,177          183,647           75,822         (5,591)(2)      923,892
    Selling, general
      and administrative             208,724            5,037           83,184           22,476             --          319,421
    Depreciation and
        amortization                  79,921              844           18,253            4,686         20,413 (3)      124,619
                                                                                                           502 (4)
                                  -----------    -------------    -------------    -------------    -----------      -----------

Operating income                     198,232              699           11,883           12,887        (20,915)         202,786
Other income (expense):
    Interest expense                 (27,032)            (286)          (1,380)          (2,680)        (7,228)(5)      (39,012)
                                                                                                          (406)(6)
    Other                              4,295               43            1,570              400             --            6,308
                                  -----------    -------------    -------------    -------------    -----------      -----------
Income before tax                    175,495              456           12,073           10,607        (28,549)         170,082
Provision for income taxes            71,313               --              200            1,159          4,686 (7)       77,358
                                  -----------    -------------    -------------    -------------    -----------      -----------
Net income from
   continuing operations             104,182              456           11,873            9,448        (33,235)          92,724
Preferred dividend requirement        10,451               --               --               --         17,300 (8)       27,751
                                  -----------    -------------    -------------    -------------    -----------      -----------
Net income  applicable
  to common shareholders          $   93,731          $   456         $ 11,873         $  9,448       $(50,535)      $   64,973
                                  ===========    =============    =============    =============    ===========      ===========

Number of shares issued
  and outstanding:
     Primary                         110,325                                                                            116,108
                                  ===========                                                                        ===========
     Fully diluted                   110,442                                                                            116,374
                                  ===========                                                                        ===========

Earnings per share (9):
     Primary                           $0.85                                                                              $0.56
                                  ===========                                                                        ===========
     Fully diluted                     $0.85                                                                              $0.56
                                  ===========                                                                        ===========

               NOTES TO LDDS ADJUSTED HISTORICAL INCOME STATEMENT


1. These columns represent the historical results of operations of Dial-Net, MCC and Resurgens, respectively for the period from January 1, 1993 to their respective date of acquisition by LDDS.

2. These adjustments eliminate the revenues and corresponding line costs attributable to the intercompany traffic between MCC and Resurgens.

3. This adjustment represents the amortization expense of the excess of cost over net tangible assets acquired in the Prior Mergers. The excess purchase price over net tangible assets acquired has been recorded based upon an estimate of fair values of assets acquired and liabilities assumed. A final allocation of the purchase price will be determined when appraisals and other studies relating to fixed assets and the utilization of MCC's and Resurgens' net operating loss carryforwards are completed. The excess cost over net tangible assets acquired is composed primarily of goodwill which is amortized over 40 years using the straight-line method.

4. This adjustment represents the amortization of the excess cost over net tangible assets acquired in the Dial-Net acquisition. The excess cost over net tangible assets acquired is comprised primarily of goodwill and customer base which are amortized over 40 years and 10 years, respectively, using the straight-line method.

5. This adjustment represents the recognition of interest expense on the additional borrowings of LDDS to fund the transaction costs of the Prior Mergers. The interest expense was calculated based on LDDS's incremental borrowing rate of 6.25% at December 31, 1993. A change of 1/8% in the assumed rate would affect interest expense by $145,000 for the year ended December 31, 1993.

6. This adjustment represents the recognition of interest expense on additional borrowings of LDDS to fund the acquisition of Dial-Net. The interest expense was calculated at LDDS's incremental borrowing rate at December 31, 1993 of 6.25% per annum. A change of 1/8% in the assumed rate would affect interest expense by $8,000 for the year ended December 31, 1993.

7. These adjustments represent the tax effect of adjustments due to inclusion of the acquired operations. The tax provisions were provided at a combined federal and state rate of 39% applied to items impacting taxable income. For purposes of the pro forma provision for income taxes for the year ended December 31, 1993, loss carryovers utilized by MCC and Resurgens were eliminated because utilization of such carryovers after the Prior Mergers would have resulted in adjustments to goodwill.

8. This adjustment represents the recognition of dividends on the Series 1 Preferred Stock issued to the MCC shareholder. The Series 1 Preferred Stock provides for dividends at the rate of $24.5 million per year.

9. Pro forma per share data are based on the number of LDDS common and common equivalent shares that would have been outstanding had the acquisitions of Dial-Net, MCC and Resurgens occurred on January 1, 1993.

                    IDB ADJUSTED HISTORICAL INCOME STATEMENT


         The following unaudited IDB Adjusted Historical Income Statement for the year ended December 31, 1993, illustrates the effect of IDB's acquisition in September 1993 of TRT for a cash payment of $1.0 million and the issuance of
10.1 million shares of IDB Common Stock valued at approximately $79.0 million. The acquisition was accounted for as a purchase. The IDB Adjusted Historical Income Statement assumes that the TRT acquisition occurred at January 1, 1993.

         The IDB Adjusted Historical Income Statement should be read in conjunction with the historical financial statements of IDB and TRT.

         The IDB Adjusted Historical Income Statement is presented for comparative purposes only and is not intended to be indicative of actual results had the transactions occurred as of the dates indicated above nor does it purport to indicate results which may be attained in the future.

                    IDB ADJUSTED HISTORICAL INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                       IDB
                                       IDB             TRT          Pro Forma        Adjusted
                                    Historical    Historical(2)    Adjustments      Historical
                                    ----------    -------------    -----------      ----------
Revenues(1)                          $339,364         $124,977        $(7,000)(3a)   $457,341
Operating expenses:
    Cost of sales                     233,524          112,730         (9,435)(3b)    336,819
    Selling, general
      and administrative               37,381           15,201         (4,654)(3c)     47,928
    Depreciation and
        amortization                   21,938            9,857         (2,500)(3d)     29,295
    Streamlining charge                 5,920               --             --           5,920
    Restructuring charge                   --            8,792         (8,792)(3e)         --
                                    ----------    -------------    -----------      ----------
Operating income                       40,601          (21,603)        18,381          37,379

Other income (expense):
    Interest expense                   (6,350)              --             --          (6,350)
    Other                                 174             (326)            --            (152)
                                    ----------    -------------    -----------      ----------
Income before tax                      34,425          (21,929)        18,381          30,877
Provision for income taxes             14,286               22         (1,958)(3f)     12,350
                                    ----------    -------------    -----------      ----------
Net income from
   continuing operations               20,139          (21,951)        20,339          18,527
Preferred dividend requirement          1,232               --             --           1,232
                                    ----------    -------------    -----------      ----------
Net income  applicable
  to common shareholders             $ 18,907         $(21,951)       $20,339        $ 17,295
                                    ==========    =============    ===========      ==========

Number of shares issued
  and outstanding:
     Primary                           57,881                                          65,441
                                    ==========                                      ==========
     Fully diluted                     63,652                                          71,212
                                    ==========                                      ==========

Earnings per share (4):
     Primary                            $0.33                                           $0.26
                                    ==========                                      ==========
     Fully diluted                      $0.32                                           $0.26
                                    ==========                                      ==========

               NOTES TO IDB ADJUSTED HISTORICAL INCOME STATEMENT


1. IDB reclassified payments to foreign telephone companies to complete calls made from the United States by IDB's customers. These payments, which previously were classified as direct reductions of transmission services revenue, are now classified as cost of sales. Operating income (loss), net income (loss) available to common shareholders and the balance sheet are not affected. The amount of revenue reported by IDB for the years ended prior to December 31, 1993 do not reflect this reclassification because the amounts subject to reclassification were not material.

2. This column represents the results of operations of TRT for the period from January 1, 1993 to the date of acquisition by IDB. The historical revenues and cost of sales of TRT have been adjusted to reclassify the payments to foreign telephone companies from a direct reduction of revenue to cost of sales.

3. Restructuring cost savings will accrue from the combination, as a direct result of reductions in operating labor force and the elimination of duplicative facilities, including reductions in duplicative management, administrative locations and selling and administrative functions. The pro forma adjustments are based on management estimates of the actual effects of restructuring decisions and are presented as if the restructuring were completed as of January 1, 1993.

          a).   Total revenues
                Fees to IDB from TRT                                                          $(7,000)
                                                                                              =======
          b).   Cost of sales
                Restructuring cost savings                                                    $(2,435)
                Fees from TRT to IDB                                                           (7,000)
                                                                                              -------
                   Total adjustment                                                           $(9,435)
                                                                                              =======
          c).   Selling, general and administrative expenses
                Restructuring cost savings                                                    $(4,654)
                                                                                              =======
          d).   Depreciation and amortization
                Decrease in depreciation and amortization principally due to
                     property retained by Pacific Telecom, Inc.                               $(2,500)
                                                                                              =======

          e).   Provision for restructuring
                Loss on sale of text to fax business line                                     $(1,275)
                Loss on sale of Panama operations                                                (487)
                Employee severance costs incurred in contemplation of
                     merger with IDB                                                           (3,985)
                Curtailment obligation related to post retirement benefits
                     (as a result of a workforce reduction of approximately
                     60% through September 23, 1993, the date of acquisition)                  (3,045)
                                                                                              -------
                Total adjustment                                                              $(8,792)
                                                                                              =======

          f).   Provision (benefit) for income taxes
                Income taxes have been adjusted to reflect an estimated combined tax rate of 40%.


4. The pro forma per share data are based on the number of IDB common and common equivalent shares that would have been outstanding had the acquisition of TRT occurred on January 1, 1993.